UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2016

CST Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 21, 2016, CST Brands, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Circle K Stores Inc., a Texas corporation (“Parent”), and Ultra Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is a wholly owned subsidiary of Alimentation Couche-Tard Inc. (“ACT”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (other than shares owned by the Company as treasury stock and shares owned by Parent or Merger Sub, or by any subsidiary of the Company, Parent or Merger Sub, and any shares for which dissenters’ rights have been properly exercised and not withdrawn or lost under Delaware law) will be converted into the right to receive $48.53 in cash, without interest (the “Merger Consideration”). In addition, in connection with the Merger, (i) all shares of Company restricted stock and restricted stock units (other than any restricted stock units granted after August 21, 2016 and before completion of the Merger) and market share units will vest and be converted into the right to receive cash equal to the product of (a) the total number of shares of restricted stock or shares underlying such restricted stock unit and (b) the Merger Consideration; and (ii) all options to acquire shares of Company common stock will vest and be converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock subject to the option for each share subject to the option. For purposes of any market share unit award with an incomplete performance period as of the effective time of the Merger, satisfaction of performance goals will be determined in accordance with the applicable award agreement. Any restricted stock units that are granted after August 21, 2016 and before completion of the Merger will be converted into the right to receive an amount in cash in the same manner as other restricted stock units, but such right will remain subject to the vesting terms that applied to such award prior to the consummation of the Merger.

The Board of Directors of the Company unanimously approved the Merger Agreement and has resolved to submit the Merger Agreement to a vote of the Company stockholders and to recommend that the stockholders adopt the Merger Agreement.

The closing of the Merger is subject to certain conditions, including, among others, the adoption of the Merger Agreement by Company stockholders and the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of clearance under the Canadian Competition Act. Consummation of the Merger is not subject to a financing condition. Concurrently with the execution of the Merger Agreement, the Company and ACT entered into an Unconditional Guaranty (the “Guaranty”), pursuant to which ACT agreed to unconditionally guarantee the payment and other obligations of Parent under the Merger Agreement.

The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing. These covenants prohibit, among other things, the Company from declaring and paying quarterly cash dividends between August 21, 2016 and completion of the Merger. The Merger Agreement also includes customary covenants prohibiting the Company from soliciting, providing information or participating in discussions concerning, proposals relating to an alternative acquisition, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably likely to result in, a superior proposal, as defined in the Merger Agreement. The Company is entitled to change its recommendation or terminate the Merger Agreement only in limited circumstances; specifically, it may change its recommendation in response to a material development, as defined in the Merger Agreement, or may change its recommendation or terminate the Merger Agreement to enter into a superior proposal, subject to specified limitations.

The Merger Agreement contains certain termination rights, including that, prior to the adoption of the Merger Agreement by the Company’s stockholders, (i) Parent may terminate the Merger Agreement if (a) the Company’s Board of Directors changes its recommendation, (b) the Company’s Board of Directors fails to reaffirm its recommendation in favor of the Merger (publicly, if so requested by Parent in writing) within ten business days after public disclosure of any alternative acquisition proposal or material modification thereto or any material development or (c) the Company materially breaches its non-solicitation obligations under the Merger Agreement; and (ii) the Company may terminate the Merger Agreement in certain circumstances to enter into a superior proposal. The Merger Agreement provides that, upon the termination of the Merger Agreement under specified circumstances, including those described above, the Company will be required to pay a termination fee of $133 million to Parent. The Merger Agreement may also be terminated by either party if the Merger is not completed by May 22, 2017 or, if all conditions are satisfied as of such date other than with respect to the receipt of the requisite antitrust clearances, August 22, 2017.

The foregoing summary of the Merger Agreement and the Guaranty and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and the full text of the Guaranty attached as Exhibit 10.1, each of which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2016, by and among Circle K Stores Inc., Ultra Acquisition Corp. and CST Brands, Inc.*

10.1	Unconditional Guaranty, dated as of August 21, 2016, by and between CST Brands, Inc. and Alimentation Couche-Tard Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

Important Additional Information

In connection with the proposed transaction, CST intends to file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. The definitive proxy statement will be sent or given to CST stockholders and will contain important information about the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain a copy of the proxy statement as well as other documents filed with the SEC free of charge at the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by CST may be obtained free of charge from CST’s Investor Relations page on its corporate website at http://www.cstbrands.com.

Certain Information Concerning Participants

CST and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from CST stockholders in connection with the proposed transaction. Information about the directors and executive officers of CST is set forth in CST’s Annual Report on Form 10-K for the year ended December 31, 2015 and the proxy statement on Schedule 14A for CST’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
Name:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: August 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2016, by and among Circle K Stores Inc., Ultra Acquisition Corp. and CST Brands, Inc.*

10.1	Unconditional Guaranty, dated as of August 21, 2016, by and between CST Brands, Inc. and Alimentation Couche-Tard Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.